Exhibit 10.2

LOAN MODIFICATION AGREEMENT
(Loan No. 9117000148)

This Loan Modification Agreement ("Modification") is made and entered as of December 26, 2006, between CALIFORNIA BANK & TRUST, a California banking corporation ("Bank"), and ICON INCOME FUND EIGHT B L.P.; ICON INCOME FUND NINE, LLC; ICON INCOME FUND TEN, LLC; and ICON LEASING FUND ELEVEN, LLC (separately and collectively "Borrower”).

RECITALS

A. Pursuant to the terms of a Commercial Loan Agreement ("Loan Agreement") between Bank and Borrower dated as of August 31, 2005, Bank agreed to make a revolving line of credit in the principal sum of $17,000,000 (“Line of Credit”) available to Borrower; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

B. The Line of Credit was evidenced by a promissory note ("Note") of even date with the Loan Agreement, executed by Borrower in favor of Bank.

C. Borrower's indebtedness under the Loan Agreement was secured by assets of Borrower under a separate Security Agreement, dated August 31, 2005 ("Security Agreement" executed by each entity comprising Borrower).

D. In response to Borrower's request and in reliance upon Borrower's representations made to Bank in support thereof, Bank has agreed to modify the terms of the Loan Agreement as set forth in this Modification.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.  Adoption of Recitals. Borrower hereby represents and warrants that each of the recitals set forth above is true, accurate and complete.

2.  Acknowledgment of Debt. Borrower acknowledges that, to the best of Borrower’s knowledge, there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish Bank's present and unconditional right to collect the indebtedness evidenced by the Note and to proceed to enforce the rights and remedies available to Bank as provided in the Note, Loan Agreement, Security Agreement, or any other instrument, agreement, or document given in connection with the Line of Credit (collectively the "Loan Documents") or by law. Until the Line of Credit is paid in full, interest and other charges shall continue to accrue and shall be due and owing.

3.  Representations and Warranties. Borrower hereby represents and warrants that no material default exists under the Line of Credit and no event of default, breach or failure of condition has occurred or exists, or would exist with notice or lapse of time, or both, under any of the Loan Documents that could reasonably be expected to have a Material Adverse Change, and all representations and warranties of Borrower in this Modification and the other Loan Documents are true and correct in all material respects as of the date of this Modification (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) and shall survive the execution of this Modification.

4.  Modification of Loan Documents. The Loan Documents are hereby supplemented, amended and modified to incorporate the following, which shall supersede and prevail over any existing and conflicting provisions thereof:

(a)  Section 1.1 of the Loan Agreement, entitled "Definitions" is modified as follows:

(i)  By deleting the definition of “Collateral” and replacing it with the following:

“Collateral” means and includes, without limitation, all property and assets granted as collateral security for a Loan pursuant to the Security Agreement, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future and whether granted in the form of a security interest, assignment, pledge, lien, or any other security or lien interest whatsoever, whether created by law, contract or otherwise. The word “Collateral” includes without limitation all collateral described in the section of this Agreement titled “Collateral;” provided, that notwithstanding anything to the contrary in this Agreement, the words “Accounts”, “Accounts Receivable”, “Collateral Documents”, “Indirect Lease”, “Indirect Loan Contract”, “Inventory”, “Lease”, “Loan Contract”, and “Revolving Loan Contract” shall not mean any “Accounts”, “Accounts Receivable”, “Collateral Documents”, “Indirect Leases”, “Indirect Loan Contracts”, “Inventory”, “Leases”, “Loan Contracts”, or “Revolving Loan Contracts” that are owned or receivable by or to which ICON Leasing Fund Eleven ULC and/or ICON U.S. Equipment, LLC is a party, as applicable.

(ii)  By deleting the definition of “Discount Rate” in its entirety.

(iii)  By deleting the definition of "Line of Credit Expiration Date" and replacing it in its entirety with the following:

“Line of Credit Expiration Date” shall mean September 30, 2008, unless extended pursuant to Section 2.1.a.

(iv)  By deleting the definition of "Liquidity" and replacing it in its entirety with the following:

“Liquidity” means Borrower’s cash reserves (other than deposits reserved pursuant to Borrower’s non-recourse financing, if any) and unused Availability under the Line of Credit.

(v)  By deleting the definition of "Present Value" and replacing it with the following:

“Present Value” means any fixed unpaid payment obligation owed to Borrower by a Lessee under a lease or a Debtor under a loan (including, without limitation, unpaid regularly scheduled payments, puts and balloon payments) (in each case excluding leases and loans that are not Eligible Borrowing Base Contracts), such unpaid payments to be discounted to their present value on the date of calculation at the Prime Rate. If the contract is an Indirect Lease or Indirect Loan Contract, the Present Value shall be multiplied by that percentage of the foregoing that corresponds to Borrower’s interest in the Person that is the lessor or lender, as the case may be. If a lessee under a lease has the option to terminate the lease as of a date prior to its scheduled termination date, the Present Value of that lease shall be the lower of the following: (i) the Present Value based on the lease terminating at such prior date plus the amount of any payment that the lessee would be obligated to pay the lessor upon exercise of such option, discounted to its present value on the date of calculation at the Prime Rate; or (ii) the Present Value based on the lease terminating at its scheduled termination date.

(b)  Section 2.1.a. of the Loan Agreement, entitled “Revolving Line of Credit”, is deleted and replaced in its entirety with the following:

Revolving Line of Credit. During the Line of Credit Availability Period and so long as no Event of Default has occurred and is continuing, Bank will, on a revolving basis, make advances to Borrower (“Line of Credit”), which, except as set forth below, may not at any time exceed an aggregate amount outstanding equal to the lesser of Seventeen Million Dollars ($17,000,000.00) or the Borrowing Base (collectively the “Line of Credit Limit”). Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note in a form acceptable to Bank (the “Line of Credit Note”). During the Line of Credit Availability Period, Borrower may repay principal amounts and reborrow them. Borrower agrees that Borrower will not permit the outstanding balance under the Line of Credit to exceed the Line of Credit Limit unless Borrower increases the Restricted Cash Deposit by an amount equal to the sum that would otherwise be overadvanced, in which case Borrower shall have the right to borrow an amount in excess of the Borrowing Base but not more than $17,000,000.00. Provided no Event of Default has occurred and is continuing at such time, Borrower may request (i) one year extensions of the Line of Credit Availability Period within 390 days of the then applicable Line of Credit Expiration Date, but Bank has no obligation to grant the extension and/or (ii) the addition to Borrower of an additional fund or funds managed by Manager or an Affiliate of Manager acceptable to Bank, but Bank has no obligation to grant the addition and/or (iii) in connection with any addition to Borrower pursuant to the immediately preceding clause (ii), the deletion from Borrower of a fund managed by Manager or an Affiliate of Manager, but Bank has no obligation to grant the deletion.

(c)  Section 3.2.a. of the Loan Agreement, entitled "Line of Credit Interest Rate," is modified by deleting "Prime Rate plus one quarter percent (P+0.25%)" and replacing it with "Prime Rate plus zero percent (P+0.00%)."

(d)  Section 3.2.b. of the Loan Agreement, entitled "Line of Credit Optional Interest," is modified by deleting "LIBO Rate, as defined below, plus two and three quarters percent (L+2.75%)" and replacing it with "LIBO Rate, as defined below, plus two and a half percent (L+2.50%)."

(e)  Section 8.4 of the Loan Agreement, entitled "Minimum Debt Service Coverage Ratio," is deleted and replaced in its entirety with the following:

Minimum Debt Service Coverage Ratio. To maintain as of the end of each fiscal quarter based on the combined financial results as reported on SEC Form 10-Q or 10-K, as applicable, of each entity comprising Borrower, a Debt Service Coverage Ratio of not less than 2.00 to 1.00 on a rolling four quarter basis.

(f)  Section 8.5 of the Loan Agreement, entitled "Tangible Net Worth," is deleted and replaced in its entirety with the following:

Tangible Net Worth. To maintain as of the end of each fiscal quarter, based on the financial results of each entity comprising Borrower as reported on SEC Form 10-Q or 10-K, as applicable, of each entity comprising Borrower, a combined Tangible Net Worth of not less than Two Hundred Seventy-Five Million Dollars ($275,000,000.00).

(g)  Section 8.6 of the Loan Agreement, entitled "Leverage Ratio," is deleted and replaced in its entirety with the following:

Leverage Ratio. To collectively maintain, and cause each entity comprising Borrower to maintain, as of the end of each fiscal quarter, based on the financial results as reported on SEC Form 10-Q or 10-K, as applicable, of each entity comprising Borrower, a ratio of Adjusted Total Liabilities to Tangible Net Worth not to exceed 0.5 to 1.0.

(h)  Section 8.7 of the Loan Agreement, entitled "Minimum Liquidity," is deleted and replaced in its entirety with the following:

Minimum Liquidity. To maintain, as of the end of each fiscal quarter, based on the combined financial results as reported on the SEC Form 10-Q or 10-K, as applicable, of each entity comprising Borrower, Liquidity of at least Seven Million Dollars ($7,000,000.00).

(i)  Section 8.8 of the Loan Agreement, entitled "Restricted Cash Deposit," is deleted in its entirety.

(j)  Section 8.22 of the Loan Agreement, entitled "Operating/Business Accounts," is modified by deleting the last sentence thereof: "Borrower shall also open and maintain with Bank a lock box for Accounts Receivable collection."

(k)  Section 11 of the Loan Agreement, entitled “Miscellaneous,” is hereby amended to insert the following section at the end thereof:

11.18 Additional Collateral. With respect to any Person, that on or subsequent to the date of the Modification, (i) is or becomes a direct or indirect Subsidiary of any Borrower and (ii) Borrower elects to have one or more Eligible Borrowing Base Contracts to which such Subsidiary is a party added to the Borrowing Base and thereby contribute the assets related to such Eligible Borrowing Base Contract as Collateral, then Borrower shall cause such Subsidiary to execute and deliver to Bank such documentation to the Security Agreement as to (x) become a party to the Security Agreement and (y) grant Bank a lien on all of its assets for the benefit of Bank.

(l)  Section 9 of the Security Agreement, entitled “Miscellaneous,” is hereby amended to insert the following section at the end thereof:

9.9 Additional Grantor. Each Subsidiary of the Grantor that becomes a party to this Security Agreement pursuant to Section 11.18 of the Loan Agreement shall become a Grantor for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I attached to the Modification.

(m)  Section 2 of the Security Agreement is modified by adding the following after the last sentence thereof: “Notwithstanding the foregoing or anything to the contrary in this Security Agreement, the words “Accounts”, “Chattel Paper”, “Collateral”, “Contracts”, “Documents”, “Equipment”, “Financial Assets”, “Fixtures”, “General Intangibles”, “Instruments”, “Inventory”, “Investment Property”, “Letter of Credit Rights”, and “Proceeds” shall not mean any “Accounts”, “Chattel Paper”, “Collateral”, “Contracts”, “Documents”, “Equipment”, “Financial Assets”, “Fixtures”, “General Intangibles”, “Instruments”, “Inventory”, “Investment Property”, “Letter of Credit Rights”, or “Proceeds” that are owned or receivable by or to which ICON Leasing Fund Eleven ULC and/or ICON U.S. Equipment, LLC is a party, as applicable.

(n)  Security Instruments. Upon the effectiveness of this Modification, the Loan Documents which recite that they are security instruments shall secure, in addition to any other obligations secured thereby, the payment and performance by Borrower of all obligations under the Line of Credit, as modified hereby, and any amendments, modifications, extensions or renewals of the same which are hereafter agreed to in writing by the parties.

5.  Conditions Precedent. This Modification shall only be effective upon Borrower's completion of the following conditions precedent to Bank’s satisfaction.

(a)  Execution and delivery by Borrower of this Modification in form satisfactory to Bank;

(b)  Such other documents or instruments as Bank shall reasonably require;

(c)  After giving effect to this Modification, the absence of any Event of Default under the Loan Agreement except as may be expressly waived in writing by Bank;

(d)  Payment of an extension fee of Forty Two Thousand Five Hundred Dollars ($42,500) to Bank; and

(e)  Payment of Bank's reasonable attorney fees incurred in preparation of this Modification and related documents.

6.  Governing Law. This Modification shall be construed, governed and enforced in accordance with the laws of the State of California.

7.  Interpretation. No provision of this Modification is to be interpreted for or against either Borrower or Bank because that party, or that party's representative, drafted such provision.

8.  Full Force and Effect. Except as set forth herein, all other terms and conditions of the Loan Documents shall remain in full force and effect. Upon and after the effectiveness of this Modification, each reference in the Loan Agreement and Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement or Security Agreement, as applicable, and each reference in the other Loan Documents to “Loan Agreement”, “Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement or Security Agreement, as applicable, shall mean and be a reference to the Loan Agreement or Security Agreement, as applicable, as modified hereby.

9.  Reaffirmation. Except as specifically modified by this Modification, Borrower hereby acknowledges, reaffirms and confirms its obligations under the Loan Documents.

10.  Entire Agreement. This Modification and the Loan Documents represent the entire agreement of the parties and supersede all prior oral and written communication between the parties. If there is any conflict between this Modification and any documents referred to herein, this Modification shall prevail. No amendment of this Modification shall be valid unless it is in writing and is signed by the parties to this Modification.

11.  Counterparts. This Modification may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Modification by facsimile shall be effective as delivery of a manually executed counterpart of this Modification.

            IN WITNESS WHEREOF, the parties have executed this Modification as of the day and year first above written.

ICON INCOME FUND EIGHT B L.P., a Delaware limited partnership By: ICON CAPITAL CORP., its general partner By: /s/ Thomas W. Martin Thomas W. Martin Chief Operating Officer and Chief Financial Officer	CALIFORNIA BANK & TRUST, a California banking corporation By: /s/ J. Michael Sullivan Name: J. Michael Sullivan Title: Vice President and Relationship Manager
Address where notices are to be sent:

ICON INCOME FUND EIGHT B L.P.
c/o ICON Capital Corp., its general partner
100 Fifth Avenue, 4th Floor
New York, NY 10011
Attention: General Counsel
Attention: Thomas W. Martin, CFO
Facsimile No.: (212) 418-4739
Address where notices are to be sent: South Bay Commercial Banking 1690 South El Camino Real San Mateo, CA 94402
ICON INCOME FUND NINE, LLC, a Delaware limited liability company By: ICON CAPITAL CORP., its manager By: /s/ Thomas W. Martin Thomas W. Martin Chief Operating Officer and Chief Financial Officer
Address where notices are to be sent:

ICON INCOME FUND NINE, LLC
c/o ICON Capital Corp., its manager
100 Fifth Avenue, 4th Floor
New York, NY 10011
Attention: General Counsel
Attention: Thomas W. Martin, CFO
Facsimile No.: (212) 418-4739

ICON INCOME FUND TEN, LLC, a Delaware limited liability company By: ICON CAPITAL CORP., its manager By: /s/ Thomas W. Martin Thomas W. Martin Chief Operating Officer and Chief Financial Officer
Address where notices are to be sent:

ICON INCOME FUND TEN, LLC
c/o ICON Capital Corp., its manager
100 Fifth Avenue, 4th Floor
New York, NY 10011
Attention: General Counsel
Attention: Thomas W. Martin, CFO
Facsimile No.: (212) 418-4739

ICON LEASING FUND ELEVEN, LLC, a Delaware limited liability company By: ICON CAPITAL CORP., its manager By: /s/ Thomas W. Martin Thomas W. Martin Chief Operating Officer and Chief Financial Officer
Address where notices are to be sent:

ICON LEASING FUND ELEVEN, LLC
c/o ICON Capital Corp., its manager
100 Fifth Avenue, 4th Floor
New York, NY 10011
Attention: General Counsel
Attention: Thomas W. Martin, CFO
Facsimile No.: (212) 418-4739

Annex I to

Security Agreement

ASSUMPTION AGREEMENT, dated as of ________________, 20__, made by _______________________, a ______________ [limited liability company] (the “Additional Grantor”), in favor of California Bank & Trust, a California banking corporation, as lender (“Secured Party”) to the Loan Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Security Agreement referred to below.

W I T N E S S E T H :

WHEREAS, ICON Income Fund Eight B L.P., a Delaware limited partnership, and ICON Income Fund Nine, LLC, ICON Income Fund Ten, LLC and ICON Leasing Fund Eleven, LLC, Delaware limited liability companies (separately, and collectively, “Borrower”), and Secured Party have entered into a Commercial Loan Agreement, dated as of August 31, 2005, (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, in connection with the Loan Agreement, the Borrower has entered into a Security Agreement, dated as of August 31, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”) in favor of the Secured Party; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.9 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

ADDITIONAL GRANTOR

By: _
Name: _________________
Title: _________________